August 2024

Preliminary Prospectus Supplement filed pursuant to Rule 424(b)(2) dated August 5, 2024 / Registration Statement No. 333-269296

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not

Subject to Completion. Dated August 5, 2024.

GS Finance Corp.
Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the common stock of Bristol-Myers Squibb Company. The securities will mature on the stated maturity date (August 11, 2025) unless they are automatically called on any call observation date.

Unless previously automatically called, on each coupon determination date (i) if the closing price of the underlying stock is less than the buffer price ($41.4545, which represents 85.00% of the initial share price of $48.77 (which is the closing price of the underlying stock on August 2, 2024 and may be higher or lower than the closing price of the underlying stock on the pricing date, expected to be August 5, 2024)), you will not receive a payment on the applicable coupon payment date and (ii) if the closing price of the underlying stock is greater than or equal to the buffer price, you will receive on the applicable coupon payment date a contingent quarterly coupon for each $1,000 principal amount of your securities equal to (i) the product of $37.925 times the number of coupon determination dates that have occurred up to and including the relevant coupon determination date minus (ii) the sum of all contingent quarterly coupons previously paid, if any.

Your securities will be automatically called if the closing price of the underlying stock on any call observation date is greater than or equal to the initial share price, resulting in a payment on the applicable call payment date equal to the principal amount of your securities plus the contingent quarterly coupon then due. No payments will be made after the call payment date. The call observation dates will be each coupon determination date commencing on November 5, 2024 and ending on May 5, 2025.

At maturity, if not previously automatically called, (i) if the final share price (the closing price of the underlying stock on the determination date) is greater than or equal to the buffer price you will receive the principal amount of your securities plus the contingent quarterly coupon then due and (ii) if the final share price is less than the buffer price, you will lose approximately 1.1765% of the stated principal amount for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15.00% and you will not receive a contingent quarterly coupon payment. Under these circumstances, the payment at maturity will be based on the share percent change(the percentage increase or decrease in the final share price from the initial share price). You will not participate in any appreciation of the underlying stock.

At maturity, for each $1,000 principal amount of your securities you will receive an amount in cash equal to:

•
if the final share price is greater than or equal to the buffer price, $1,000.00 plus a contingent quarterly coupon calculated as described above (you will not participate in any appreciation of the underlying stock); or
•
if the final share price is less than the buffer price, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the sum of the share percent change plus the buffer amount times (c) the downside factor of approximately 1.1765 (you will receive less than the stated principal amount of your securities).

The securities are for investors who seek to earn a contingent quarterly coupon at an above current market rate in exchange for the risk of receiving few or no contingent quarterly coupons if the securities are automatically called and, if not automatically called, losing all or a portion of the principal amount of their securities at maturity.

SUMMARY TERMS (continued on page S-2)
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying stock:	the common stock of Bristol-Myers Squibb Company (Bloomberg symbol, “BMY UN”)
Pricing date:	August , 2024 (expected to price on or about August 5, 2024)
Original issue date:	August , 2024 (expected to be August 8, 2024)
Coupon determination dates:	as set forth under “Coupon determination dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Determination date:	the last coupon determination date, expected to be August 6, 2025
Stated maturity date:	expected to be August 11, 2025
Estimated value range:	$935 to $995. See the following page for more information.

Your investment in the securities involves risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-14. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	August , 2024	Original issue price:	100.00% of the principal amount
Underwriting discount:	0.10% ($ in total)*	Net proceeds to the issuer:	99.90% ($ in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $1.00 for each security it sells. It has informed us that it intends to internally allocate $0.50 of the selling concession as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

ADDITIONAL SUMMARY TERMS
Automatic call feature:

if, as measured on any call observation date, the closing price of the underlying stock is greater than or equal to the initial share price, your securities will be automatically called and we will pay you, in addition to the contingent quarterly coupon then due, an amount in cash on the following call payment date, for each $1,000 principal amount, equal to $1,000. No payments will be made after the call payment date.

Call observation dates:	each coupon determination date specified in the table below commencing on November 5, 2024 and ending on May 5, 2025
Call payment dates:	the coupon payment date immediately after the applicable call observation date
Payment at maturity:

For each $1,000 principal amount of your securities, we will pay you an amount in cash equal to:

•
if the final share price is greater than or equal to the buffer price, $1,000 plus the final contingent quarterly coupon; or
•
if the final share price is less than the buffer price,

$1,000 + ($1,000 × (the share percent change+ the buffer amount) × the downside factor)

This amount will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

Initial share price:	$48.77. The initial share price represents the closing price of the underlying stock on August 2, 2024 and may be higher or lower than the closing price of the underlying stock on the pricing date
Final share price:	the closing price of the underlying stock on the determination date
Buffer price:	$41.4545, which is 85.00% of the initial share price
Buffer amount:	15.00%
Downside factor:	the initial share price divided by the buffer price, which is approximately 1.1765
Contingent quarterly coupon:

On each coupon payment date, for each $1,000 principal amount of your securities, we will pay you an amount in cash equal to:

•
if the closing price of the underlying stock on the applicable coupon determination date is greater than or equal to the buffer price, (i) the product of $37.925 times the number of coupon determination dates that have occurred up to and including the relevant coupon determination date minus (ii) the sum of all contingent quarterly coupons previously paid, if any; or
•
if the closing price of the underlying stock on the applicable coupon determination date is less than the buffer price, $0.00

Share percent change:	(final share price –initial share price) / initial share price
CUSIP / ISIN:	40058EMY9 / US40058EMY94
Stated principal amount/Original issue price:	$1,000 per security / 100% of the principal amount
Listing:	the securities will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

August 2024

Coupon determination dates*	Coupon payment dates**
November 5, 2024 Ɨ	November 8, 2024
February 5, 2025	February 10, 2025
May 5, 2025	May 8, 2025
August 6, 2025 (determination date)	August 11, 2025 (stated maturity date)

* Subject to postponement for non-trading days and market disruption events as described under “Specific Terms of Your Securities — Coupon Determination Dates” on page S-26 of this prospectus supplement

** Subject to postponement as described under “Specific Terms of Your Securities — Contingent Quarterly Coupon and Coupon Payment Dates” on page S-26 of this prospectus supplement

Ɨ This is the first date on which your securities may be automatically called.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this prospectus supplement (per $1,000 principal amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $ per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through , as described below). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $ initial additional amount:

• $ will decline to zero on a straight-line basis from the time of pricing through ; and

• $ will decline to zero on a straight-line basis from through .

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this prospectus supplement and the accompanying documents listed below. This prospectus supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

August 2024

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

We refer to the securities we are offering by this prospectus supplement as the “offered securities” or the “securities”. Each of the securities has the terms described under “Summary Terms” and “Specific Terms of Your Securities” in this prospectus supplement. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 13, 2023, and references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2023, for Medium-Term Notes, Series F, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. References to the “indenture” in this prospectus supplement mean the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025

The Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon for each $1,000 principal amount of your securities equal to (i) the product of $37.925 times the number of coupon determination dates that have occurred up to and including the relevant coupon determination date minus (ii) the sum of all coupons previously paid, if any, but only if the closing price of the underlying stock is at or above the buffer price on the related coupon determination date. If the closing price of the underlying stock is less than the buffer price on any coupon determination date, we will not pay any contingent quarterly coupon for the related quarterly period. In addition, the securities will be automatically called if the closing price of the underlying stock is greater than or equal to the initial share price on any call observation date, resulting in a payment on the applicable call payment date equal to the stated principal amount of your securities plus the contingent quarterly coupon then due. If the securities are automatically called, no more contingent quarterly coupon payments will be made. It is possible that the closing price of the underlying stock could remain below the buffer price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. If the securities have not been automatically called prior to maturity and the final share price is less than the buffer price, investors will lose approximately 1.1765% of the stated principal amount for every 1.00% decline in the final share price from the initial share price beyond the buffer amount. Under these circumstances the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of the underlying stock.

August 2024

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon for each $1,000 principal amount of your securities equal to (i) the product of $37.925 times the number of coupon determination dates that have occurred up to and including the relevant coupon determination date minus (ii) the sum of all coupons previously paid, if any, but only if the closing price of the underlying stock is at or above the buffer price on the related coupon determination date. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a portion of the principal of their securities in exchange for an opportunity to earn a contingent quarterly coupon if the underlying stock closes at or above the buffer price on each coupon determination date until the securities are automatically called or reach maturity. The following scenarios are for illustrative purposes only to demonstrate the amount investors will receive if the securities are automatically called and how the contingent quarterly coupon and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, the contingent quarterly coupon may be payable for none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less, and possibly significantly less, than the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity

This scenario assumes that the underlying stock closes at or above the initial share price on a call observation date and, as a result, the securities are automatically called for the stated principal amount plus the contingent quarterly coupon then due. If the securities are automatically called, no more contingent quarterly coupon payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a final contingent quarterly coupon at maturity

This scenario assumes that the underlying stock closes at or above the buffer price on some coupon determination dates, but closes below the buffer price on the others, and the underlying stock closes below the initial share price on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent quarterly coupon for the coupon payment dates for which the closing price of the underlying stock is at or above the buffer price on the related coupon determination date, but not for the coupon payment dates for which the closing price of the underlying stock is below the buffer price on the related coupon determination date. On the determination date, the underlying stock closes at or above the buffer price. At maturity, in addition to the contingent quarterly coupon then due, investors will receive the stated principal amount.

Scenario 3: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that the underlying stock closes at or above the buffer price on some coupon determination dates, but closes below the buffer price on the others, and the underlying stock closes below the initial share price on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent quarterly coupon for the quarterly periods for which the closing price of the underlying stock is at or above the buffer price on the related coupon determination date, but not for the quarterly periods for which the closing price of the underlying stock is below the buffer price on the related coupon determination date. On the determination date, the underlying stock closes below the buffer price. At maturity, investors will lose approximately 1.1765% of the stated principal amount for every 1% decline in the final share price beyond the buffer amount. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero. No contingent quarterly coupon will be paid at maturity in this scenario and investors will not receive payment for any previously unpaid contingent quarterly coupons.

August 2024

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price of the underlying stock on each coupon determination date, (2) the closing price of the underlying stock on each call observation date and (3) the final share price. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons

Diagram #2: Call Observation Dates

August 2024

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

Diagram #3: Payment at Maturity if the Securities are Not Automatically Called

August 2024

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Contingent quarterly coupon:

(i) the product of $37.925 times the number of coupon determination dates that have occurred up to and including the relevant coupon determination date minus (ii) the sum of all contingent quarterly coupons previously paid, if any

Initial share price:	$48.77
Buffer price:	$41.4545, which is 85.00% of the initial share price
Buffer amount:	15.00%
Downside factor:	approximately 1.1765

How to determine whether a contingent quarterly coupon is payable with respect to a coupon determination date:

Hypothetical Coupon Determination Date	Closing Price of the Underlying Stock	Contingent Quarterly Coupon (per security)
#1	$45.00 (at or above the buffer price)	$37.925
#2	$40.00 (below the buffer price)	$0.00
#3	$48.00 (at or above the buffer price)	($37.925 × 3) - $37.925 = $75.85
#4	$40.00 (below the buffer price )	$0.00

On hypothetical coupon determination date #1, the underlying stock closes below the initial share price but at or above the buffer price. Therefore, the securities are not automatically called and investors receive a contingent quarterly coupon of $37.925 for each $1,000 principal amount of their securities on the related coupon payment date.

On hypothetical coupon determination date #3, the underlying stock closes below the initial share price but at or above the buffer price. Therefore, the securities are not automatically called and investors receive a contingent quarterly coupon of $75.85 for each $1,000 principal amount of their securities paid on the related coupon payment date

On each of the hypothetical coupon determination dates #2 and #4, the underlying stock closes below the buffer price. Therefore, the securities are not automatically called and investors receive no contingent quarterly coupon on the related coupon payment date.

You will not receive a contingent quarterly coupon on a coupon payment date if the share closing price is below the buffer price on the related coupon determination date.

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Closing Price of the Underlying Stock on the Determination date (Final share price)	Payment at Maturity (per security)
#1	$85.00 (at or above the buffer price)	the stated principal amount + the contingent quarterly coupon with respect to the final coupon determination date
#2	$24.38 (below the buffer price)	$1,000 + ($1,000 × ((($24.38 - $48.77) / $48.77) + 15.00%) x (48.77/41.4545)) = $588.11

In example #1, the final share price is at or above the buffer price. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final coupon determination date. Investors will not participate in any appreciation of the underlying stock.

August 2024

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

In example #2, the final share price is below the buffer price. Therefore, investors will lose approximately 1.1765% of the stated principal amount of the securities for every 1.00% decline in the final share price from the initial share price beyond the buffer amount.

If the final share price has declined from the initial share price by an amount greater than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

August 2024

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical closing prices of the underlying stock on a coupon determination date could have on the coupon payable on the related coupon payment date and (ii) the impact that various hypothetical closing prices of the underlying stock on the determination date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of closing prices for the underlying stock that are entirely hypothetical; no one can predict what the closing price of the underlying stock will be on any day throughout the life of your securities, what the closing price of the underlying stock will be on any coupon determination date or call observation date, as the case may be, and what the final share price will be on the determination date. The underlying stock has been highly volatile in the past — meaning that the closing price of the underlying stock has changed considerably in relatively short periods — and its performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to a call payment date or the stated maturity date. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, as the case may be, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying stock and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your securities. For more information on the estimated value of your securities, see “Additional Risk Factors Specific to Your Securities — The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities” on page S-14 of this prospectus supplement.

The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Contingent quarterly coupon

(i) the product of $37.925 times the number of coupon determination dates that have occurred up to and including the relevant coupon determination date minus (ii) the sum of all contingent quarterly coupons previously paid, if any

Buffer price	85.00% of the initial share price
Buffer amount	15.00%
Downside factor	approximately 1.1765

The securities are not automatically called

Neither a market disruption event nor a non-trading day occurs on any originally scheduled coupon determination date or call observation date or the originally scheduled determination date

No change in or affecting the underlying stock Securities purchased on original issue date at the stated principal amount and held to a call payment date or the stated maturity date

August 2024

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

For these reasons, the actual performance of the underlying stock over the life of your securities, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical closing prices of the underlying stock shown elsewhere in this prospectus supplement. For information about the historical prices of the underlying stock during recent periods, see “The Underlying Stock — Historical Closing Prices of the Underlying Stock” below. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying stock between the date of this prospectus supplement and the date of your purchase of the offered securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying stock.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the closing price of the underlying stock is less than the initial share price), the amount we would deliver for each $1,000 principal amount of your securities on the stated maturity date will depend on the performance of the underlying stock on the determination date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final share prices and are expressed as percentages of the initial share price. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final share price, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final share price and the assumptions noted above.

The Securities Have Not Been Automatically Called

Hypothetical Final Share Price (as Percentage of Initial Share Price)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
105.000%	100.000%*
100.000%	100.000%*
95.000%	100.000%*
90.000%	100.000%*
85.000%	100.000%*
75.000%	88.235%
50.000%	58.824%
25.000%	29.412%
0.000%	0.000%

*Does not include the final contingent quarterly coupon

If, for example, the securities have not been automatically called on a call observation date and the final share price were determined to be 25.000% of the initial share price, the payment at maturity that we would deliver on your securities would be approximately 29.412% of the stated principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose approximately 70.588% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final share price were determined to be zero, you would lose your entire investment in the securities. In addition, if the final share price were determined to be 150.000% of the initial share price, the payment at maturity (excluding the final contingent quarterly coupon) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities, as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final share price over the initial share price.

August 2024

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying stock that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments on securities held to the stated maturity date in the examples above assume you purchased your securities at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the securities do not guarantee the payment of interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this prospectus supplement.

We cannot predict the actual closing prices of the underlying stock on any day, the final share price or what the market value of your securities will be on any particular trading day, nor can we predict the relationship between the closing price of the underlying stock and the market value of your securities at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the securities will receive on each coupon payment date, the actual amount that a holder will receive at maturity, if any, and the rate of return on the offered securities will depend on whether or not the securities are automatically called, and on the actual closing prices of the underlying stock on the coupon determination dates and the actual final share prices determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your securities, if any, and the cash amount to be paid in respect of your securities on the stated maturity date, if any, may be very different from the information reflected in the examples above.

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Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying stock. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performance of the underlying stock as measured from the initial share price set on August 2, 2024 to the closing price of the underlying stock on the determination date. If the final share price is less than the buffer price, you will lose approximately 1.1765% of the stated principal amount of your securities for every 1.00% decline in the final share price from the initial share price beyond the buffer amount. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the contingent quarterly coupons (if any) and return on the securities will be based on the performance of the underlying stock, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Not Receive a Contingent Quarterly Coupon on Any Coupon Payment Date

If the closing price of the underlying stock on the related coupon determination date is less than the buffer price, you will not receive a coupon payment on the applicable coupon payment date. If the closing price of the underlying stock is less than the buffer price on every coupon determination date, the overall return you earn on your securities will be less than zero and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

Although the contingent quarterly coupon formula provides that, if the closing price of the underlying stock on the related coupon determination date is greater than or equal to the buffer price, the contingent quarterly coupon paid on the corresponding coupon payment date will be equal to (i) the product of $37.925 times the number of coupon determination dates that have occurred up to and including the relevant coupon determination date minus (ii) the sum of all contingent quarterly coupons previously paid, if any, you should be aware that, with respect to any prior coupon determination dates that did not result in the payment of a contingent quarterly coupon, you will not be compensated for any opportunity cost implied by inflation and other factors relating to the time value of money. Further, there is no guarantee that you will receive any contingent quarterly coupon payment with respect to the securities at any time and you may lose your entire investment in the securities.

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You Will Not Participate in Any Appreciation in the Price of the Underlying Stock and The Potential for the Value of Your Securities to Increase Will Be Limited

The amount you may receive for each of your securities at maturity is limited to $1,000.00 plus the final contingent quarterly coupon, no matter how much the price of the underlying stock may rise beyond the initial share price over the life of your securities. Accordingly, the amount payable for each of your securities may be significantly less than it would have been had you invested directly in the underlying stock.

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the closing price of the underlying stock is greater than or equal to the initial share price. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced to as few as approximately three months after the original issue date. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Contingent Quarterly Coupon Does Not Reflect the Actual Performance of the Underlying Stock from the Pricing Date to Any Coupon Determination Date or from Coupon Determination Date to Coupon Determination Date and Is Based Solely on the Closing Price of the Underlying Stock on the Applicable Coupon Determination Date

Whether the contingent quarterly coupon will be paid on a coupon payment date will be based on the closing price of the underlying stock on the applicable coupon determination date. The coupon for each quarterly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference between the initial share price and the closing price of the underlying stock on any coupon determination date or the difference between the closing prices of the underlying stock on two coupon determination dates. Accordingly, the contingent quarterly coupons, if any, on the securities may be less than the return you could earn on another instrument linked to the underlying stock that pays interest based on the performance of the underlying stock from the initial share price to the closing price of the underlying stock on any coupon determination date or from coupon determination date to coupon determination date. Moreover, because payment of the contingent quarterly coupon is based solely on the closing price of the underlying stock on the applicable coupon determination date, if such closing price is less than the buffer price, you will not receive a contingent quarterly coupon with respect to such coupon determination date, even if the closing price of the underlying stock was higher on other days during the term of the securities.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables,

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including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the market price of the underlying stock to which your securities are linked;
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the volatility – i.e., the frequency and magnitude of changes – in the market price of the underlying stock;
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the dividend rate of the underlying stock;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segment of which the underlying stock is a part, and which may affect the market price of the underlying stock;
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interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

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These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

You cannot predict the future performance of the underlying stock based on its historical performance. The actual performance of the underlying stock over the life of the offered securities or the payment at maturity may bear little or no relation to the historical closing prices of the underlying stock or to the hypothetical examples shown elsewhere in this prospectus supplement.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

If the Market Price of the Underlying Stock Changes, the Market Value of Your Securities May Not Change in the Same Manner

The price of your securities may move quite differently from the underlying stock. Changes in the market price of the underlying stock may not result in a comparable change in the market value of your securities. Even if the price of the underlying stock remains above the buffer price during some portion of the life of the securities, the market value of your securities may not reflect directly any movements in the market price of the underlying stock. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

We Will Not Hold Shares of the Underlying Stock for Your Benefit

The indenture governing your security does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stock acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stock for your benefit in order to enable you to exchange your security for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stock owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Any Rights to Receive Stock

Investing in your securities will not make you a holder of the underlying stock. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying stock, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying stock or any other rights of a holder of the underlying stock. In addition, you will have no right to receive any shares of the underlying stock on the stated maturity date.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this prospectus supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this prospectus supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and

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may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount. In addition, the impact of the buffer price on the return on your investment will depend upon the price you pay for your securities relative to the stated principal amount. For example, if you purchase your securities at a premium to the stated principal amount, the buffer price, while still providing some protection for the return on the securities, will allow a greater percentage decrease in your investment in the securities than would have been the case for securities purchased at stated principal amount or a discount to stated principal amount.

In Some Circumstances, the Payment You Receive on the Securities May Be Based on the Securities of Another Company and Not the Issuer of the Underlying Stock

Following certain corporate events relating to the underlying stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to the underlying stock issuer or any cash or any other assets distributed to holders of shares of the underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Distribution Property (as described below) under “Specific Terms of Your Securities — Anti-dilution Adjustments”.

Past Performance of the Underlying Stock is No Guide to Future Performance of the Underlying Stock

The actual performance of the underlying stock over the life of the securities, as well as the amount payable at maturity or on any coupon payment date, as applicable, may bear little or no relation to the historical closing prices of the underlying stock set forth below under “The Underlying Stock — Historical Closing Prices of the Underlying Stock” or to the hypothetical examples shown elsewhere in this prospectus supplement. You cannot predict the future prices of the underlying stock based on its historical fluctuations.

As Calculation Agent, GS&Co. Will Have the Authority to Make Determinations that Could Affect the Market Value of Your Securities, When Your Securities Mature and the Amount You Receive at Maturity

As calculation agent for your securities, GS&Co. will have discretion in making certain determinations that affect your securities, including determining: whether your securities will be automatically called; the final share price on the determination date, which we will use to determine the amount we must pay on the stated maturity date; whether to postpone a call observation date or the determination date because of a market disruption event or a non-trading day; the coupon payment dates; the call observation dates; the call payment dates and the stated maturity date. The calculation agent also has discretion in making certain adjustments relating to the underlying stock. See “Specific Terms of Your Securities — Anti-dilution Adjustments” below. The exercise of this discretion by GS&Co. could adversely affect the value of your securities and may present GS&Co. with a conflict of interest. We may change the calculation agent at any time without notice and GS&Co. may resign as calculation agent at any time upon 60 days' written notice to GS Finance Corp.

There Is No Affiliation Between the Underlying Stock Issuer and Us

Goldman Sachs is not affiliated with the underlying stock issuer. As discussed above, however, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the underlying stock issuer. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlying stock issuer. You, as an investor in your security, should make your own investigation into the underlying stock issuer.

The underlying stock issuer is not involved in this offering of your securities in any way and does not have any obligation of any sort with respect to your securities. Thus, the underlying stock issuer does not have any obligation to take your interests into consideration for any reason, including in taking or not taking any corporate actions that might affect the value of your securities.

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We Expect Your Securities Will Not Have an Active Trading Market

Your securities will not be listed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, we expect it will not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

You Have Limited Anti-Dilution Protection

GS&Co., as calculation agent for your security, will adjust the underlying stock price for stock splits, reverse stock splits, stock dividends, extraordinary dividends, issuances of transferable rights and warrants, reorganization events, and other events that affect the underlying stock issuer’s, or any distribution property issuer’s, capital structure, but only in the situations we describe in “Specific Terms of Your Securities — Anti-dilution Adjustments” below. The calculation agent will not be required to make an adjustment for every corporate event that may affect the underlying stock. For example, the calculation agent will not adjust the underlying stock price for events such as an offering of the underlying stock for cash by the underlying stock issuer, a tender or exchange offer for the underlying stock at a premium to its then-current market price by the underlying stock issuer or a tender or exchange offer for less than all the outstanding shares of the underlying stock by a third party. In addition, the calculation agent will not adjust the reference amount for regular cash dividends. Furthermore, the calculation agent will determine in its sole discretion whether to make adjustments with respect to corporate or other events as described under “Specific Terms of Your Securities — Anti-dilution Adjustments — Reorganization Events” below. Those events or other actions by the underlying stock issuer or a third party may nevertheless adversely affect the market price of one share of the underlying stock and, therefore, adversely affect the market value of your security. The underlying stock issuer or a third party could make an offering or a tender or exchange offer, or the underlying stock issuer could take any other action, that adversely affects the market price of the underlying stock and the market value of your security but does not result in an anti-dilution adjustment for your benefit.

We May Sell an Additional Aggregate Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate principal amount of the securities subsequent to the date of this prospectus supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this prospectus supplement.

The Calculation Agent Can Postpone Any Coupon Determination Date or the Determination Date, as the Case May Be, If a Market Disruption Event or a Non-Trading Day Occurs or is Continuing

If the calculation agent determines that, on a date that would otherwise be a coupon determination date or the determination date, as applicable, a market disruption event has occurred or is continuing or that day is not a trading day, the applicable coupon determination date or the determination date will be postponed as described under “Specific Terms of Your Securities — Coupon Determination Dates” and “— Determination Date” below.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as holders of the securities. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stock or other similar securities, which may adversely impact the market for or value of your securities.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs has hedged or expects to hedge our obligations under the securities by purchasing shares of the underlying stock, listed or over-the-counter options, futures and/or other instruments linked to the underlying stock. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying stock, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which

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we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to changes in the price of the underlying stock.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the price of the underlying stock and therefore the market value of your securities and the amount we will pay on your securities, if any, on a call payment date or at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying stock. Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Securities

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the underlying stock issuer, securities and instruments similar to or linked to the foregoing or the currencies in which it is denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves

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facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the securities.

If Goldman Sachs becomes a holder of the underlying stock in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the securities.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Securities

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the underlying stock or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the underlying stock, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the securities.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Issuer of the Underlying Stock or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the issuer of the underlying stock, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the underlying stock and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the securities or with investors in the securities.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the securities will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the securities will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Securities May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the underlying stock, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of securities will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the securities.

The terms of the offering (including the selection of the underlying stock, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another

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client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the securities.

Risks Related to Tax

The Tax Consequences of an Investment in Your Securities are Uncertain

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

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Specific Terms of Your Securities

We refer to the securities we are offering by this prospectus supplement as the “offered securities” or the “securities”. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 13, 2023, and references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2023, for Medium-Term Notes, Series F, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. Please note that in this section entitled “Specific Terms of Your Securities”, references to “holders” mean those who own securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”.

The Contingent Income Auto-Callable Securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The offered securities are part of a series of debt securities, entitled “Medium-Term Notes, Series F”, that we may issue under the indenture from time to time as described in the accompanying prospectus. The offered securities are also “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the offered securities, including your security; terms that apply generally to all Series F medium-term securities are described in “Description of Notes We May Offer” in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and the accompanying prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

In addition to those terms described under “Summary Terms” in this prospectus supplement, the following terms will apply to your security:

Specified currency:

• U.S. dollars (“$” or “USD”)

Form of note:

• global form only: yes, at DTC

• non-global form available: no

Stated principal amount: each security will have a principal amount of $1,000; $ in the aggregate for all the offered securities; the aggregate principal amount of the offered securities may be increased if the issuer, at its sole option, decides to sell an additional amount of the offered securities on a date subsequent to the date of this prospectus supplement

Regular record date: the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)

Denominations: each security registered in the name of a holder must have a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof

No listing: your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system

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Defeasance applies as follows:

• full defeasance: no

• covenant defeasance: no

Other terms:

• the default amount will be payable on any acceleration of the maturity of your security as described under “— Special Calculation Provisions” below

• anti-dilution provisions will apply to your security; see “— Anti-dilution Adjustments” below

• a business day for your security may not be the same as a business day for certain of our other Series F medium-term securities; see “— Special Calculation Provisions” below

• a trading day for your security may not be the same as a trading day for certain of our other Series F medium-term securities; see “— Special Calculation Provisions” below

Please note that the information about the settlement or pricing dates, issue price, discounts, commission or concessions and net proceeds to GS Finance Corp. on the front cover page or elsewhere in this prospectus supplement relates only to the initial issuance and sale of the securities. We may decide to sell additional securities on one or more dates after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth on the front cover page or elsewhere in this prospectus supplement. If you have purchased your security in a market making transaction after the initial issuance and sale of the securities, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

We describe the terms of your security in more detail below.

Underlying Stock and Underlying Stock Issuer

In this prospectus supplement, when we refer to the underlying stock, we mean the common stock of Bristol-Myers Squibb Company, except as described under “— Anti-dilution Adjustments — Reorganization Events” and “— Anti-dilution Adjustments — Distribution Property” below. When we refer to the underlying stock issuer, we mean Bristol-Myers Squibb Company or any successor thereto.

Automatic Call Feature

If, as measured on any call observation date, the closing price of the underlying stock is greater than or equal to the initial share price, your securities will be automatically called. If your securities are automatically called on any call observation date, on the corresponding call payment date you will receive an amount in cash equal to $1,000 for each $1,000 principal amount of your securities in addition to the coupon then due.

The calculation agent will determine the closing price of the underlying stock for each call observation date, which will be the closing price of the underlying stock on the applicable call observation date, subject to any anti-dilution adjustments.

The calculation agent will have discretion to adjust the closing price of the underlying stock on the applicable call observation date or to determine it in a different manner as described under “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Anti-Dilution Adjustments” below.

Payment of Contingent Quarterly Coupon

Subject to the automatic call feature, on each coupon payment date, for each $1,000 principal amount of your securities we will pay you an amount in cash equal to:

•
if the closing price of the underlying stock on the applicable coupon determination date is greater than or equal to the buffer price, (i) the product of $37.925 times the number of coupon determination dates that have occurred up to and including the relevant coupon determination date minus (ii) the sum of all contingent quarterly coupons previously paid, if any; or

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•
if the closing price of the underlying stock on the applicable coupon determination date is less than the buffer price, $0.00

The buffer price is $41.4545, which represents 85.00% of the initial share price. The initial share price is $48.77, which is the closing price of the underlying stock on August 2, 2024 and may be higher or lower than the closing price of the underlying stock on the pricing date. The calculation agent will determine the closing price for each coupon determination date, which will be the closing price of the underlying stock on the applicable coupon determination date, subject to any anti-dilution adjustments. The calculation agent will have discretion to adjust the closing price of the underlying stock on the applicable coupon determination date or to determine it in a different manner as described under “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Anti-Dilution Adjustments” below.

Payment at Maturity

If your securities are not automatically called, for each $1,000 principal amount of your securities we will pay you on the stated maturity date an amount equal to:

•
if the final share price is greater than or equal to the buffer price, $1,000.00 plus the final contingent quarterly coupon; or
•
if the final share price is less than the buffer price, $1,000 + ($1,000 × (the share percent change+ the buffer amount) × the downside factor)

The share percent change equals the quotient of (a) the final share price minus the initial share price divided by (b) the initial share price.

The downside factor equals the quotient of (a) the initial share price divided by (b) the buffer price, which quotient is approximately 1.1765.

The calculation agent will determine the final share price, which will be the closing price of the underlying stock on the determination date. However, the calculation agent will have discretion to adjust the closing price on the determination date or to determine it in a different manner as described under “ — Consequences of a Market Disruption Event or a Non-Trading Day” and “— Anti-Dilution Adjustments” below.

Determination Date

The determination date for your securities will be set on the pricing date and is expected to be the last coupon determination date, August 6, 2025. If a market disruption event occurs or is continuing on such day or such day is not a trading day, the determination date will be the first following trading day on which the calculation agent determines a market disruption event does not occur and is not continuing. However, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. If a market disruption event occurs or is continuing on such last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date.

Stated Maturity Date

The stated maturity date will be set on the pricing date and is expected to be August 11, 2025, unless that day is not a business day, in which case the stated maturity date will be the next following business day. If the determination date is postponed as described under “— Determination Date” above, the stated maturity date will also be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. The calculation agent may postpone the determination date — and therefore the stated maturity date — if a market disruption event occurs or is continuing on any day that would otherwise be the determination date. We describe market disruption events under “— Special Calculation Provisions — Market Disruption Event” below.

Contingent Quarterly Coupon and Coupon Payment Dates

The contingent quarterly coupons will be calculated and paid as described in this prospectus supplement.

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The coupons on the offered securities will be paid on the coupon payment dates (to be set on the pricing date and are expected to be the dates specified in the table under “ — Coupon payment dates” in the “Additional Summary Terms” section above, unless, for any such coupon payment date, that day is not a business day, in which case such coupon payment date will be postponed to the next following business day; if the coupon determination date is postponed as described under “ — Coupon Determination Dates” below, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon determination date to and including the actual coupon determination date).

Coupon Determination Dates

The coupon determination dates will be set on the pricing date and are expected to be the dates specified in the table under “ — Coupon determination dates” in the “Additional Summary Terms” section above, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day or that any such day is not a trading day. In that event, the applicable coupon determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing. In no event, however, will the applicable coupon determination date be postponed to a date after the applicable originally scheduled coupon payment date or, if the originally scheduled coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. If any coupon determination date is postponed to the last possible day for that period, but a market disruption event occurs or is continuing on that day or that day is not a trading day, that day will nevertheless be the applicable coupon determination date.

Call Payment Dates

If your securities are automatically called on any call observation date, on the corresponding call payment date (to be set on the pricing date and expected to be the coupon payment date immediately after the applicable call observation date, subject to adjustment as described under “— Contingent Quarterly Coupon and Coupon Payment Dates” above) you will receive an amount in cash equal to $1,000 for each $1,000 principal amount of your securities in addition to the contingent quarterly coupon then due.

Call Observation Dates

The call observation dates will be set on the pricing date and are expected to be each coupon determination date specified in the table under “— Coupon determination dates” in the “Additional Summary Terms” section above, commencing on November 5, 2024 and ending on May 5, 2025, subject to adjustment as described under “— Coupon Determination Dates” above.

Consequences of a Market Disruption Event or a Non-Trading Day

As indicated above, if a market disruption event occurs or is continuing on a day that would otherwise be a coupon determination date or the determination date, as applicable, or such day is not a trading day, then such coupon determination date or the determination date, as applicable will be postponed as described under “— Coupon Determination Dates” and “— Determination Date”, respectively, above. As a result, the corresponding coupon payment date, call payment date or the stated maturity date, as applicable, for your securities may also be postponed, as described under “— Contingent Quarterly Coupon and Coupon Payment Dates” and “— Stated Maturity Date”, respectively, above.

If the closing price of the underlying stock that must be used to determine the coupon payable on the coupon payment date, if any, or the amount payable at maturity is not available on the last possible coupon determination date or the last possible determination date, as applicable, either because of a market disruption event or non-trading day or for any other reason (other than as described under “— Anti-dilution Adjustments” below), the calculation agent will nevertheless determine the underlying stock price based on its assessment, made in its sole discretion, of the market value of the underlying stock at the applicable time on that day.

Anti-dilution Adjustments

The calculation agent will adjust the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, only if an event described under one of the six subsections beginning with “—

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Stock Splits” below occurs and only if the relevant event occurs during the period described under the applicable subsection. The adjustments described below do not cover all events that could affect the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, such as an issuer tender or exchange offer for the underlying stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of the underlying stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to Your Securities — You Have Limited Anti-dilution Protection” above.

How Adjustments Will Be Made

In this prospectus supplement, we refer to anti-dilution adjustment of the closing price of the underlying stock on a coupon determination date or the determination date, as applicable. If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

• Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the underlying stock or other property that must be used to determine the closing price of the underlying stock on a coupon determination date or the determination date, as applicable. For example, if no adjustment described under this subsection entitled “— Anti-dilution Adjustments” is required at a time, the reference amount for that time will be one share of the underlying stock. In that case, the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, will be the closing price of one share of the underlying stock on the applicable coupon determination date or the determination date. We describe how the closing price will be determined under “— Special Calculation Provisions” below.

If an adjustment described under this subsection entitled “— Anti-dilution Adjustments” is required because one of the dilution events described in the first five subsections below — these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the adjusted reference amount at that time might instead be, for example, two shares of the underlying stock or a half share of the underlying stock, depending on the event. In that example, the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, would be the price (determined as specified under “— Special Calculation Provisions — Closing Price” below) at the close of trading on the applicable coupon determination date or the determination date of two shares of the underlying stock or a half share of the underlying stock, as applicable.

If an adjustment described under this subsection entitled “— Anti-dilution Adjustments” is required at a time because one of the reorganization events described under “— Reorganization Events” below — these involve events in which cash, securities or other property is distributed in respect of the underlying stock — occurs, then the reference amount at that time will be adjusted to be as follows, assuming there has been no prior or subsequent anti-dilution adjustment: the amount of each type of the property distributed in the reorganization event in respect of one share of the underlying stock, plus one share of the underlying stock if the underlying stock remains outstanding. In that event, the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, would be the value of the adjusted reference amount at the close of trading on such coupon determination date or the determination date.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections that follow.

• Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, in the following manner.

If the adjusted reference amount at the applicable time consists entirely of shares of the underlying stock, the underlying stock price will be the closing price (determined as described under “— Special Calculation Provisions — Closing Price” below) of the adjusted reference amount on the applicable date.

On the other hand, if the adjusted reference amount at the applicable time includes any property other than shares of the underlying stock, the closing price of the underlying stock on a coupon determination date or the

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determination date, as applicable, will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Reorganization Events — Adjustments for Reorganization Events” below at the applicable time.

• Step Three. Having determined the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, in step two, the calculation agent will use such price to calculate the coupon payable on the applicable coupon payment date, if any, or the amount payable at maturity.

If more than one event requiring adjustment as described in this subsection entitled “— Anti-dilution Adjustments” occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the applicable coupon determination date or the determination date, as applicable.

The calculation agent will adjust the reference amount for each reorganization event described under “— Reorganization Events” below. For any other dilution event described below, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the underlying stock price that would apply without the adjustment. The closing price of the underlying stock on a coupon determination date or the determination date, as applicable, resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder, GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, relative to your securities, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this prospectus supplement, when we say that the calculation agent will adjust the reference amount for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The following six subsections describe the dilution events for which the reference amount is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

If the underlying stock is subject to a stock split, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount — i.e., the reference amount before that adjustment — plus the product of (1) the number of additional shares issued in the stock split with respect to one share of the underlying stock times (2) the prior reference amount. The reference amount will not be adjusted, however, unless the first

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day on which the underlying stock trades without the right to receive the stock split occurs after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the underlying stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the prior reference amount times the quotient of (1) the number of additional shares of the underlying stock outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of the underlying stock outstanding immediately before the reverse stock split becomes effective. The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If the underlying stock is subject to a stock dividend, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount plus the product of (1) the number of additional shares issued in the stock dividend with respect to one share of the underlying stock times (2) the prior reference amount. The reference amount will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

The ex-dividend date for any dividend or other distribution is the first day on which the underlying stock trades without the right to receive that dividend or other distribution.

Other Dividends and Distributions

The reference amount is not required to be adjusted to reflect dividends or other distributions paid with respect to the underlying stock, other than:

• stock dividends described above,

• issuances of transferable rights and warrants as described under “— Transferable Rights and Warrants” below,

• distributions that are spin-off events described under “— Reorganization Events” below, and

• extraordinary dividends described below.

A dividend or other distribution with respect to the underlying stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying stock by an amount equal to at least 10% of the closing price of the underlying stock on the first trading day before the ex-dividend date.

If an extraordinary dividend occurs with respect to the underlying stock, the calculation agent will adjust the reference amount to equal the product of (1) the prior reference amount times (2) a fraction, the numerator of which is the closing price of the underlying stock on the trading day immediately preceding the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount. The reference amount will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

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The extraordinary dividend amount with respect to an extraordinary dividend for the underlying stock equals:

• for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the underlying stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying stock, or

• for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the underlying stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the reference amount only as described under “— Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the underlying stock issuer issues transferable rights or warrants to all holders of the underlying stock to subscribe for or purchase underlying stock at an exercise price per share that is less than the closing price of the underlying stock on the trading day immediately preceding the ex-dividend date for the issuance, then the reference amount will be adjusted by multiplying the prior reference amount by the following fraction:

• the numerator will be the number of shares of the underlying stock outstanding at the close of business on the day immediately preceding that ex-dividend date plus the number of additional shares of the underlying stock offered for subscription or purchase under those transferable rights or warrants, and

• the denominator will be the number of shares of the underlying stock outstanding at the close of business on the day immediately preceding that ex-dividend date plus the number of additional shares of the underlying stock that the aggregate offering price of the total number of shares of the underlying stock so offered for subscription or purchase would purchase at the closing price of the underlying stock on the trading day immediately preceding that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day immediately preceding that ex-dividend date.

The reference amount will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

Reorganization Events

Each of the following is a reorganization event:

• the underlying stock is reclassified or changed,

• the underlying stock issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and either is not the surviving entity or is the surviving entity but all the outstanding shares of the underlying stock are reclassified or changed,

• the underlying stock has been subject to a takeover, tender offer, exchange offer, solicitation proposal or other event by another entity or person to purchase or otherwise obtain all of the outstanding shares of the underlying stock, such that all of the outstanding shares of the underlying stock (other than shares of the underlying stock owned or controlled by such other entity or person) are transferred, or irrevocably committed to be transferred, to another entity or person,

• the underlying stock issuer or any subsidiary of the underlying stock issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the underlying stock issuer is the surviving entity and all the outstanding shares of the underlying stock (other than shares of the underlying stock owned or controlled by such other entity or person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the underlying stock immediately following such event,

• the underlying stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

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• the underlying stock issuer effects a spin-off — that is, issues to all holders of the underlying stock equity securities of another issuer, other than as part of an event described in the bullet points above,

• the underlying stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or

• any other corporate or similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the underlying stock or distribution property, which will be substantiated by an official characterization by either the Options Clearing Corporation with respect to options contracts on the underlying stock or by the primary securities exchange on which the underlying stock or listed options on the underlying stock are traded, and will ultimately be determined by the calculation agent in its sole discretion.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of the amount of each type of distribution property distributed in respect of one share of the underlying stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. We define the term “distribution property” below. For purposes of the four-step adjustment process described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property at the close of trading hours for the underlying stock on the applicable date will be the underlying stock price described in step two, and the calculation agent will determine the coupon payable on a coupon payment date, if any, or the payment at maturity as described in step three. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

The calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price (calculated according to the same methodology as specified in this prospectus supplement, without any anti-dilution adjustments) of one share of such security on the applicable date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the reorganization event, as described above, the calculation agent will make any further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if the underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if the underlying stock issuer merges into another company and each share of the underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash for each share of underlying stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the adjusted reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustments” as if the common shares of the surviving company were the underlying stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, each component included in the reference amount will be adjusted on a sequential and cumulative basis for all relevant events requiring adjustment up to the relevant date.

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The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

Distribution Property

When we refer to distribution property, we mean the cash, securities and other property or assets distributed in a reorganization event in respect of one outstanding share of the underlying stock — or in respect of whatever the applicable reference amount may then be if any anti-dilution adjustment has been made in respect of a prior event. In the case of a spin-off, or any other reorganization event after which the underlying stock remains outstanding, the distribution property also includes one share of the underlying stock — or other applicable reference amount — in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the underlying stock as described above. Consequently, in this prospectus supplement, when we refer to the underlying stock, we mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference amount. Similarly, when we refer to the underlying stock issuer, we mean any successor entity in a reorganization event.

Default Amount on Acceleration

If an event of default occurs and the maturity of your security is accelerated, we will pay the default amount in respect of the principal of your security at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series F medium-term securities, which include your securities, are entitled to take any action under the indenture, we will treat the outstanding principal amount of each offered security as the outstanding principal amount of that security. Although the terms of the offered securities differ from those of the other Series F medium-term securities, holders of specified percentages in principal amount of all Series F medium-term securities, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term securities, including your securities, except with respect to certain Series F medium-term securities if the terms of such securities specify that the holders of specified percentages in the principal amount of all such securities must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term securities or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the securities that only affect certain debt securities may be made with the approval of holders of a majority of the principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment and Delivery

Any payment or delivery on your security at maturity will be made to an account designated by the holder of your security and approved by us, or at the office of the trustee in New York City, but only when your security is surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding whether a coupon will be paid on any coupon payment date, whether your securities will be automatically called, the final share price, anti-dilution adjustments, market disruption events, coupon determination dates, business days, trading days and the payment at maturity. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that GS&Co., our affiliate, is currently serving as the calculation agent as of the original issue date of your security. We may change the calculation agent for your security at any time after the original issue date without notice, and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to us.

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Special Calculation Provisions

Business Day

When we refer to a business day with respect to your securities, we mean a day that is a New York business day as described under “Description of Debt Securities We May Offer — Calculations of Interest on Debt Securities — Business Days” on page 21 in the accompanying prospectus. A day is a scheduled business day if, as of the pricing date, such day is scheduled to be a New York business day.

Trading Day

When we refer to a trading day with respect to your security, we mean a day on which the principal securities market for the underlying stock is open for trading.

Closing Price

The closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

• on the principal national securities exchange on which that security is listed for trading on that day; or

•
if that security is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of that security.

If that security is not listed or traded as described above, then the closing price for that security on any day will be the average, as determined by the calculation agent, of the bid prices for the security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

The closing price is subject to adjustment as described under “— Anti-dilution Adjustments” above.

Default Amount

The default amount for your securities on any day (except as provided in the last sentence under “—Default Quotation Period” below) will be an amount, in the specified currency for the principal of your securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your securities. That cost will equal:

• the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

• the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your security in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your security, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

• no quotation of the kind referred to above is obtained, or

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• every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this paragraph.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your security.

Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue that is, or whose securities are, rated either:

• A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

• P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

Any of the following will be a market disruption event:

• a suspension, absence or material limitation of trading in the underlying stock on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

• a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying stock, in the primary markets for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

• the underlying stock is not trading on what was the primary market for the underlying stock, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the offered securities. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below.

The following events will not be market disruption events with respect to the underlying stock:

• a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

• a decision to permanently discontinue trading in the option or futures contracts relating to the underlying stock.

For this purpose, an “absence of trading” in the primary securities market on which the underlying stock, or on which option or futures contracts relating to the underlying stock, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in the underlying stock or in option or futures contracts relating to the underlying stock, if available, in the primary market for that stock or those contracts, by reason of:

• a price change exceeding limits set by that market, or

• an imbalance of orders relating to that underlying stock or those contracts, or

• a disparity in bid and ask quotes relating to that underlying stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

As is the case throughout this prospectus supplement, references to the underlying stock in this description of market disruption events include securities that are part of any adjusted reference amount, as determined by the calculation agent in its sole discretion.

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Use of Proceeds

We intend to lend the net proceeds from the sale of the offered securities to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered securities as described below.

Hedging

In anticipation of the sale of the offered securities, we and/or our affiliates have entered into or expect to enter into hedging transactions involving purchases of the underlying stock and listed or over-the-counter options, futures or other instruments linked to the underlying stock on or before the pricing date. In addition, from time to time, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered securities and perhaps in connection with other securities we issue, some of which may have returns linked to underlying stock. Consequently, with regard to your securities, from time to time, we and/or our affiliates:

• expect to acquire, or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the underlying stock,

• may take or dispose of positions in the securities of the underlying stock issuer itself,

• may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market, and/ or

• may take short positions in the underlying stock or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may also acquire a long or short position in securities similar to your securities from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the offered securities and perhaps relating to other securities with returns linked to the underlying stock. We expect these steps to involve sales of instruments linked to the underlying stock on or shortly before the determination date. These steps may also involve sales and/or purchases of the underlying stock, or listed or over-the-counter options, futures or other instruments linked to the underlying stock or indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of your securities from time to time and the amount we will pay on your securities at maturity. See “Additional Risk Factors Specific to Your Securities” above for a discussion of these adverse effects.

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The Underlying Stock

The underlying stock issuer is Bristol-Myers Squibb Company. According to publicly available information, Bristol-Myers Squibb Company is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of biopharmaceutical products.

Where Information About the Underlying Stock Issuer Can Be Obtained

The underlying stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-01136.

Information about the underlying stock issuer may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We Obtained the Information About the Underlying Stock Issuer From the Underlying Stock Issuer’s Public Filings

This prospectus supplement relates only to your security and does not relate to the underlying stock or other securities of the underlying stock issuer. We have derived all information about the underlying stock issuer in this prospectus supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuer in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this prospectus supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stock — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuer, including making loans to or equity investments in the underlying stock issuer or providing advisory services to the underlying stock issuer, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuer and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuer. As an investor in a security, you should undertake such independent investigation of the underlying stock issuer as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

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Historical Closing Prices of the Underlying stock

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during any period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical closing prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving any contingent quarterly coupon payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying stock between the date of this prospectus supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to the recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical closing prices of the underlying stock shown below.

The table below shows the high, low and period end closing prices of the underlying stock for each of the four calendar quarters in 2019, 2020, 2021, 2022 and 2023 and the first three calendar quarters in 2024 (through August 1, 2024). We obtained the closing prices of the underlying stock listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Closing Prices of the Underlying stock

	High	Low	Period End

2019
Quarter ended March 31	$53.80	$45.12	$47.71
Quarter ended June 30	$49.34	$44.62	$45.35
Quarter ended September 30	$50.71	$42.77	$50.71
Quarter ended December 31	$64.19	$49.21	$64.19
2020
Quarter ended March 31	$67.43	$46.40	$55.74
Quarter ended June 30	$64.09	$54.82	$58.80
Quarter ended September 30	$63.64	$57.43	$60.29
Quarter ended December 31	$65.43	$57.74	$62.03
2021
Quarter ended March 31	$66.74	$59.34	$63.13
Quarter ended June 30	$67.42	$61.91	$66.82
Quarter ended September 30	$69.31	$59.17	$59.17
Quarter ended December 31	$62.52	$53.63	$62.35
2022
Quarter ended March 31	$73.72	$61.48	$73.03
Quarter ended June 30	$79.98	$72.62	$77.00
Quarter ended September 30	$76.84	$66.75	$71.09
Quarter ended December 31	$81.13	$68.48	$71.95
2023
Quarter ended March 31	$74.53	$65.71	$69.31
Quarter ended June 30	$70.74	$63.71	$63.95
Quarter ended September 30	$64.73	$57.89	$58.04
Quarter ended December 31	$57.85	$48.48	$51.31
2024
Quarter ended March 31	$54.40	$47.98	$54.23
Quarter ended June 30	$52.99	$40.25	$41.53

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	High	Low	Period End
Quarter ending September 30 (through August 1, 2024)	$50.45	$39.66	$48.17

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2019 through August 1, 2024, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Bristol-Myers Squibb Company

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Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•
a dealer in securities or currencies;
•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•
a bank;
•
a life insurance company;
•
a regulated investment company;
•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•
a tax exempt organization;
•
a partnership;
•
a person that owns a security as a hedge or that is hedged against interest rate risks;
•
a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a security and you are:

•
a citizen or resident of the United States;
•
a domestic corporation;
•
an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income-bearing pre-paid derivative contracts in respect of the underlying stock. Except as otherwise stated below, the discussion herein assumes that your securities will be so treated.

Contingent quarterly coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or maturity (excluding any amounts

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attributable to accrued and unpaid contingent quarterly coupon payments, which will be taxable as described above) and your tax basis in your securities. Your tax basis in your securities will generally be equal to the amount that you paid for the securities. Such capital gain or loss should generally be short-term capital gain or loss if you hold the securities for one year or less, and should be long-term capital gain or loss if you hold the securities for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

We will not attempt to ascertain whether the underlying stock issuer would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If the underlying stock issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC with respect to the underlying stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if the underlying stock issuer is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments.

Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities — and then determining a payment schedule as of the applicable original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to persons who purchase a security at other than the adjusted issue price as determined for tax purposes.

It is possible that the Internal Revenue Service could assert that your securities should generally be characterized as described above, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your securities should be treated as ordinary income or (2) you should not include the contingent quarterly coupon payments in income as you receive them but instead you should reduce your basis in your securities by the amount of contingent quarterly coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you different from those described above.

It is also possible that the Internal Revenue Service could seek to characterize your securities as notional principal contracts. It is also possible that the contingent quarterly coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner.

You should consult your tax advisor as to possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered securities, including whether holders should be required to accrue

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GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the securities and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation; or

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent quarterly coupon payments on the securities is uncertain, in the absence of further guidance, we intend to withhold on the contingent quarterly coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the contingent quarterly coupon payments were characterized as contract fees). Withholding also may not apply to contingent quarterly coupon payments made to you if: (i) the contingent quarterly coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the contingent

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GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

quarterly coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities and, notwithstanding that we do not intend to treat each security as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each security for U.S. federal income tax purposes are possible. Should an alternative characterization of each security by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisors in this regard.

We will not attempt to ascertain whether the underlying stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If the underlying stock issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC with respect to the underlying stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if the underlying stock issuer is or becomes a USRPHC.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any contingent quarterly coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to your securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying stock during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any contingent quarterly coupon payment or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated

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GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

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GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025 Principal at Risk Securities

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the securities are acquired by or on behalf of a Plan unless those securities are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the securities, (b) none of the purchase, holding or disposition of the securities or the exercise of any rights related to the securities will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the securities, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan), and propose to invest in the securities, you should consult your legal counsel.

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Supplemental Plan of Distribution

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this prospectus supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this prospectus supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $1.00 for each security it sells. It has informed us that it intends to internally allocate $0.50 of the selling concession for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

We expect to deliver the securities against payment therefore in New York, New York on August , 2024. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129; and

(b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

The securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;

(iii) or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

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(b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

The securities may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

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The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The securities are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the securities by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus and prospectus supplement or by subscribing to the securities, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the securities.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder

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We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Bristol-Myers Squibb Company due August 11, 2025

Principal at Risk Securities

Goldman Sachs & Co. LLC